LETTER OF TRANSMITTAL
To Tender Warrants
of
ATLAS FINANCIAL HOLDINGS, INC.
Pursuant to the Offer to Purchase Dated April 12, 2013

THE OFFER EXPIRES AT 5:00 P.M. (CENTRAL TIME) ON May 17, 2013, UNLESS THE OFFER IS WITHDRAWN, EXTENDED OR VARIED.

This Letter of Transmittal and enclosures should be sent to:

By Hand, Mail, Courier or Registered Mail
Attention: Mr. Paul Romano 150 Northwest Point Boulevard Elk Grove Village, Illinois 60007 USA

Telephone: +1 847 700 8603
Website: www.atlas-fin.com
Email: promano@atlas-fin.com
This Letter of Transmittal properly completed and duly executed, together with all other required documents, must accompany your warrants (the “Warrants”), exercisable for the purchase of ordinary shares (the “Shares”) of Atlas Financial Holdings, Inc. (the “Corporation”) tendered pursuant to the offer to purchase dated April 12, 2013 (together with any amendments, supplements or variations thereto, the “Offer to Purchase”) and must be delivered or sent to and received by the Corporation at the address set forth above on or prior to the Expiration Date.
The terms and conditions of the Offer to Purchase are incorporated by reference in this Letter of Transmittal. Capitalized terms used but not defined in this Letter of Transmittal have the meanings ascribed to them in the Offer to Purchase. Holders of Warrants (“Warrantholders”) should carefully consider the income tax consequences of depositing Warrants under the Offer. See Section 17 - “Income Tax Consequences” in the Issuer Bid Circular (“Circular”) that accompanies this Letter of Transmittal. Please read carefully the instructions set forth below before completing the Letter of Transmittal.
Certificates representing Warrants tendered are to be forwarded with this Letter of Transmittal pursuant to Section 5 of the Offer to Purchase.
Warrantholders whose certificates are not immediately available, or who cannot deliver their certificates for Warrants and all other documents which this Letter of Transmittal requires to be delivered to the Corporation at or prior to the Expiration Date, must tender their Warrants according to the guaranteed delivery procedures set forth in Section 5 of the Offer to Purchase. See Instruction 2 in this Letter of Transmittal. A Warrantholder who wishes to tender Warrants under the Offer and whose certificate is registered in the name of an investment dealer, broker, bank, trust company or other nominee should immediately contact such nominee in order to take the necessary steps to be able to tender such Warrants under the Offer.

TO:        Atlas Financial Holdings, Inc.
The undersigned delivers to the Corporation the enclosed certificate(s) for Warrants and, subject only to the provisions of the Offer to Purchase regarding withdrawal, irrevocably accepts the Offer (as defined below) for such Warrants upon the terms and conditions contained in the Offer to Purchase and Circular. The following are the details of the enclosed certificate(s):
DESCRIPTION OF WARRANTS TENDERED (See Instructions 3 and 4)

Certificate Number	Name in which Warrants are Registered	Number of Warrants Represented by Certificate

Total

Delivery of this instrument to an address other than that shown above does not constitute a valid delivery.

The undersigned hereby tenders to the Corporation the above-described Warrants at a price of U.S.$0.80 for every three Warrants tendered (26⅔ U.S. cents per Warrant), payable in cash in U.S. dollars (subject to applicable withholding tax, if any) and upon the terms and subject to the conditions set forth in the Offer to Purchase, the accompanying Circular and this Letter of Transmittal.
Subject to and effective upon acceptance for purchase of the Warrants tendered hereby in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to or upon the order of the Corporation all rights, title and interest in and to all Warrants tendered hereby, and in and to any and all rights, benefits and claims in respect thereof or arising, or having arisen as a result of the undersigned's status as a Warrantholder of the Corporation and in and to any and all distributions, payments, securities, rights, assets or other interests which may be declared, paid, issued, distributed, made or transferred, or may be payable, issuable, distributable or transferable, on or in respect of such Warrants or any of them on or after the date upon which the Warrants are taken up and paid for under the Offer, and hereby irrevocably constitutes and appoints any officer of the Corporation as attorney-in-fact of the undersigned with respect to such Warrants, effective from the time the Corporation takes up and pays for such Warrants, with full power of substitution (such power of attorney being an irrevocable power coupled with an interest), to:

(a)
deliver certificates, together with all accompanying evidences of transfer and authenticity, to, or upon the order of, the Corporation upon receipt by the Corporation, as the undersigned's agent, of the Purchase Price (as hereinafter defined);

(b)	present certificates for such Warrants for cancellation and transfer on the Corporation's books; and

(c)	receive all benefits and otherwise exercise all rights of beneficial ownership of such Warrants, subject to the next paragraph, all in accordance with the terms of the Offer.
The undersigned hereby represents and warrants that:

(a)
the undersigned understands that tendering Warrants under any one of the procedures described in the Offer to Purchase and the Instructions hereto will constitute the undersigned's acceptance of the terms and conditions of the Offer, including the undersigned's representation that (i) the undersigned has a “net long position” in Warrants being tendered or equivalent securities at least equal to the Warrants tendered within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) such tender of Warrants complies with Rule 14e-4 under the Exchange Act;

(b)	the undersigned has full power and authority to tender, sell, assign and transfer the Warrants;

(c)
when and to the extent the Corporation accepts the Warrants for payment, the Corporation will acquire good, marketable, and unencumbered title thereto, free and clear of all hypothecs, liens, charges, encumbrances, security interests, claims, restrictions and equities whatsoever, together with all rights and benefits arising therefrom, provided that any dividends or distributions which may be paid, issued, distributed, made or transferred on or in respect of such Warrants to Warrantholders of record on or prior to the date on which the Warrants are taken up and paid for under the Offer shall be for the account of the undersigned;

(d)
on request, the undersigned will execute and deliver any additional documents that the Corporation deems necessary or desirable to complete the assignment, transfer, and purchase of the Warrants tendered hereby; and

(e)	the undersigned has read and agrees to all of the terms of the Offer.
The names and addresses of the registered owners should be printed as they appear on the certificates representing Warrants tendered hereby. The certificates representing Warrants tendered and the number of Warrants that the undersigned wishes to tender should all be indicated in the appropriate boxes.
Certificates for all Warrants not purchased under the Offer, or properly withdrawn, will be returned promptly after the Expiration Date or termination of the Offer or the date of withdrawal of the Warrants, without expense to the Warrantholder.
The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Corporation may terminate or amend the Offer or may not be required to purchase any of the Warrants tendered hereby or may accept for payment fewer than all of the Warrants tendered hereby. The undersigned understands and acknowledges that certificate(s) for any Warrants not tendered or not purchased will be returned to the undersigned at the address indicated in Box A, unless otherwise indicated under Box B below. The undersigned recognizes that the Corporation has no obligation, pursuant to the Payment Instructions, to transfer any certificates for Warrants from the name of the registered owner.
The undersigned understands and acknowledges that acceptance of Warrants by the Corporation for payment will constitute a binding agreement between the undersigned and the Corporation, effective as of the Expiration Date, upon the terms and subject to the conditions of the Offer.
The undersigned understands and acknowledges that payment for Warrants accepted for payment pursuant to the Offer will be made by the Corporation by transmitting payment to such Warrantholders by way of cheque or bank draft in U.S. dollars. Under no circumstances will interest be paid by the Corporation by reason of any delay in paying for any Warrants or otherwise.
The undersigned instructs the Corporation to issue the cheque or bank draft for the aggregate Purchase Price for such of the tendered Warrants as are purchased to the order of the undersigned or the name listed and mailed to the address indicated in Box A, unless otherwise indicated under Box B below, or Box D - “Hold for Pick-Up”. Such payment will be received in U.S. dollars.
All authority conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.
If a warrant certificate has been lost, stolen or destroyed, this Letter of Transmittal, including Box H - “Lost, Stolen or Destroyed Certificates” should be completed as fully as possible and forwarded to the Corporation, together with a letter describing the loss, theft or destruction and providing a telephone number of the undersigned. The Corporation will respond with the replacement requirements, which includes certain additional documents that must be signed in order to obtain replacement certificate(s) and the payment of the required lost certificate fee.
A Warrantholder who wishes to tender Warrants under the Offer and whose Warrants are registered in the name of an investment dealer, stock broker, bank, trust company or other nominee should immediately contact such investment dealer, stock broker, trust company or other nominee in order to take the necessary steps to be able to deposit the Warrants under the Offer.

BOX A
ISSUE CHEQUE AND/OR CERTIFICATE(S)
IN THE NAME OF: (please print)

(Name)

(Street Address and Number)

(City and Province or State)

(Country and Postal (Zip) Code)

(Social Insurance or Social Security Number)
BOX B SEND CHEQUE AND/OR CERTIFICATE(S) (Unless Box “D” is checked) To: (Name) (Street Address and Number) (City and Province or State) (Country and Postal (Zip) Code)

BOX C NON-U.S. RESIDENTS Non U.S.-Holders Please Obtain and Complete IRS Form W-8BEN or Other Applicable IRS Form W-8	BOX D HOLD FOR PICK-UP Hold certificates for Warrants and/or cheques for pick-up.

BOX E
Check here if certificates for tendered Warrants are being delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Corporation and complete the following:
Name(s) of Registered Owner(s)
Date of Execution of Notice of Guaranteed Delivery
Name of Eligible Institution Which Guaranteed Delivery

BOX F
WARRANTHOLDER(S) SIGN HERE
(See Instructions 1 and 5)
Must be duly executed by registered owner(s) exactly as name(s) appear(s) on certificate(s) or on a security position listing or by person(s) authorized to become registered owner(s) by certificate(s) and documents transmitted with this Letter to Transmittal. If signature is by attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other legal representative acting in a fiduciary or representative capacity, please set forth the full title.
Authorized Signature(s)
(Warrantholder(s) or Legal Representative)
(Include Postal Code or Zip Code)
(Warrantholder(s) or Legal Representative)
Name(s)

Capacity

Address

Area Code and Telephone Number

TIN; SSN; SIN
U.S. Warrantholders must provide their Taxpayer Identification No. or Social Security No. and complete Substitute Form W-9; Canadian Warrantholders must provide their Social Insurance No.
Date:
BOX G SIGNATURE GUARANTEE (See Instructions 1 and 5) Authorized Signature (Guarantor) Name Title Firm Address (Include Postal Code or Zip Code) Area Code and Telephone Number Email Address Date

BOX H
LOST, STOLEN OR DESTROYED
CERTIFICATES
To be completed ONLY if certificates representing Warrants being tendered have been lost, stolen or destroyed.
The undersigned has either (check one):
lost his or her certificate(s) representing Warrants;
had his or her certificate(s) representing Warrants stolen; or
had his or her certificate(s) representing Warrants destroyed.
If a certificate representing Warrants has been lost, stolen or destroyed, this Letter of Transmittal, including this Box H, must be completed as fully as possible and forwarded, together with a letter describing the loss, theft or destruction and providing a telephone number, to the Corporation. The Corporation will respond with the replacement requirements.

INSTRUCTIONS
Forming Part of the Terms of the Offer

1.	Signature Guarantees.
No guarantee of a signature is required if either:

(a)
this Letter of Transmittal is duly executed by the registered holder of the Warrants tendered with this Letter of Transmittal exactly as the name of the registered holder appears on the warrant certificate tendered herewith, and payment and delivery are to be made directly to such registered holder pursuant to the information provided in Box A above; or

(b)
such Warrants are tendered for the account of a Canadian Schedule I chartered bank, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP) (each such entity, an “Eligible Institution”). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the Financial Industry Regulatory Authority or banks and trust companies in the United States.

In all other cases, an Eligible Institution must guarantee all signatures on this Letter of Transmittal by completing Box G - “Signature Guarantee”. See Instruction 5 in this Letter of Transmittal.

2.	Delivery of Letter of Transmittal and Certificates; Guaranteed Delivery Procedures.
Certificates for all tendered Warrants together with a properly completed and duly executed Letter of Transmittal or facsimile thereof, and any other documents required by this Letter of Transmittal, should be hand delivered, couriered or mailed to the Corporation at the appropriate address set forth herein and must be received by the Corporation by the Expiration Date (as defined in the Offer to Purchase).
Warrantholders whose certificates are not immediately available or who cannot deliver certificates for Warrants and all other required documents to the Corporation by the Expiration Date, may only tender their Warrants by or through any Eligible Institution by properly completing and duly executing and delivering a Notice of Guaranteed Delivery substantially in the form provided (or an executed facsimile thereof) by the Corporation by the Expiration Date, which must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery, and by otherwise complying with this guaranteed delivery procedure as set forth in the Circular under “Procedure for Tendering Warrants - Guaranteed Delivery”. Pursuant to such guaranteed delivery procedure, the certificates for all physically tendered Warrants, as well as a properly completed and duly executed Letter of Transmittal (or a manually executed photocopy thereof), relating to such Warrants, with signatures guaranteed if so required in accordance with this Letter of Transmittal, and all other documents required by this Letter of Transmittal, must be received by the Corporation before 5:00 p.m. (Central time) on or before the third business day after the Expiration Date.
The Notice of Guaranteed Delivery may be hand delivered, couriered, mailed or transmitted by facsimile transmission to the ) office of the Corporation listed in the Notice of Guaranteed Delivery, and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery. For Warrants to be validly tendered pursuant to the guaranteed delivery procedure, the Corporation must receive the Notice of Guaranteed Delivery by the Expiration Date.
Notwithstanding any other provision hereof, payment for Warrants tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Corporation of certificates representing such Warrants, a properly completed and duly executed Letter of Transmittal (or a manually executed photocopy thereof) relating to such Warrants, with signatures that are guaranteed if so required, and any other documents required by the Letter of Transmittal.
The tender information specified in a Notice of Guaranteed Delivery by a person completing such Notice of Guaranteed Delivery will, in all circumstances, take precedence over the tender information that is specified in the related Letter of Transmittal that is subsequently tendered.
The method of delivery of all documents, including certificates for Warrants, is at the election and risk of the tendering Warrantholder. Delivery is only effective upon receipt by the Corporation. If delivery is by mail, registered mail, properly insured, is recommended, and it is suggested that mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Corporation on or prior to such date.
The Corporation will not purchase any fractional Warrants, nor will it accept any alternative, conditional or contingent tenders except as specifically permitted by the Circular. All tendering Warrantholders, by execution of this Letter of Transmittal (or a manually executed photocopy of it), waive any right to receive any notice of the acceptance of their tender.

3.	Inadequate Space.
If the space provided in the box captioned “Description of Warrants Tendered” is inadequate, the certificate numbers and/or the number of Warrants should be listed on a separate signed schedule and attached to this Letter of Transmittal.

4.	Partial Tenders and Unpurchased Warrants.
No fewer than all of the Warrants held by a Warrantholder may be tendered.

5.	Signatures on Letter of Transmittal and Endorsements.

(a)
If Box F in this Letter of Transmittal is signed by the registered owner(s) of the Warrants tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate without any change whatsoever.

(b)	If the Warrants are registered in the names of the two or more joint owners, each such owner must sign in Box F in this Letter of Transmittal.

(c)
If any tendered Warrants are registered in different names on several certificates, it will be necessary to complete, sign, and submit as many separate Letters of Transmittal as there are different registrations of certificates.

(d)
When this Letter of Transmittal is signed by the registered holder(s) of the Warrants listed and transmitted hereby, no endorsement(s) of certificate(s) representing such Warrants or separate instruments of transfer are required. EXCEPT AS OTHERWISE PROVIDED IN INSTRUCTION 1, SIGNATURE(S) ON SUCH CERTIFICATE(S) MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION. If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate instruments of transfer, in either case signed exactly as the name(s) of the registered holder(s) appears on the certificate(s), and the signature(s) on such certificate(s) or instrument(s) of transfer must be guaranteed by an Eligible Institution. See Instruction 1.

(e)
If this Letter of Transmittal or any certificates or instruments of transfer are duly executed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or any other legal representative acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Corporation of their authority to so act.

6.	Payment and Delivery Instruction.
The signatory of this Letter of Transmittal must identify to whom a cheque should be issued by completing Box A. Such cheque will be sent to the address indicated in Box B, unless a cheque evidencing payment for Warrants tendered is to be held by the Corporation for pick-up by the undersigned or any person designated by the undersigned in writing, in which case Box D -”Hold for Pick- Up” on this Letter of Transmittal must be completed. Payment will be deemed to have occurred on the date that the Corporation mails or couriers a cheque or bank draft in payment for the Warrants.

7.	Irregularities.
All questions as to the number of Warrants to be taken up, the price to be paid therefore, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Warrants, will be determined by the Corporation, in its sole discretion, acting reasonably, which determination will be final and binding on all parties, except as otherwise finally determined in a subsequent judicial proceeding or as required by law. The Corporation reserves the absolute right to reject any or all tenders of Warrants determined by it in its sole discretion not to be in proper form or completed in accordance with the Instructions herein and in the Offer or the acceptance for payment of, or payment for, which may, in the opinion of the Corporation's counsel, be unlawful. The Corporation also reserves the absolute right to waive any of the conditions of the Offer or any defect or irregularity in any tender of any particular Warrants. No tender of Warrants will be deemed to be properly made until all defects and irregularities have been cured or waived. None of the Corporation or any other person will be obligated to give notice of defects or irregularities in notices of withdrawal, nor shall any of them incur any liability for failure to give any such notice. Corporation's interpretation of the terms and conditions of the Offer (including this Letter of Transmittal and the Notice of Guaranteed Delivery) will be final and binding, except as otherwise finally determined in a subsequent judicial proceeding or as required by law.

8.	Non U.S. Holders
Non U.S.-Holders Please Obtain and Complete IRS Form W-8BEN or Other Applicable IRS Form W-8

9.	Questions and Requests for Assistance and Additional Copies.
Questions and requests for assistance may be directed to the Corporation at the address and telephone and facsimile numbers set forth herein. Additional copies of the Offer to Purchase, the Circular and this Letter of Transmittal and copies of the Notice of Guaranteed Delivery may be obtained from the Corporation.

10.	Internal Revenue Service Form W-9.
Each Warrantholder tendering Warrants to the Corporation (and, if applicable, the other person designated in Box B above to be issued any cheques) that is a U.S. person within the meaning of the United States Internal Revenue Code of 1986, as amended (a “U.S. Warrantholder”) is required to provide the Corporation with a correct U.S. taxpayer identification number (“TIN”), which is generally the Warrantholder's social security number or federal employer identification number, together with certain other information, on Internal Revenue Service (“IRS”) Form W-9. IRS Form W-9 and instructions are provided below. Failure to provide the information on IRS Form W-9 may subject the tendering Warrantholder to a U.S.$50 or greater penalty and/or backup withholding imposed by the IRS. For information respecting Canadian withholding tax on payments to non-residents of Canada, refer to the Circular under “Income Tax Consequences”. U.S Warrantholders should also see “Important U.S. Tax Information for U.S. Warrantholders” below.

11.	Governing Law.
The Offer and any agreement resulting from the acceptance of the Offer will be construed in accordance with and governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.
IMPORTANT: This Letter of Transmittal or a manually signed photocopy of it (together with certificates representing Warrants and all other required documents) or the Notice of Guaranteed Delivery, where applicable, must be received by the Corporation on or before the Expiration Date.
PRIVACY NOTICE
Section 6109 of the Internal Revenue Code requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold a portion of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.
PENALTIES

1.
PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER - If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

2.
CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING - If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

3.	CRIMINAL PENALTY FOR FALSIFYING INFORMATION - Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

4.	FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

IMPORTANT U.S. TAX INFORMATION FOR U.S. WARRANTHOLDERS
In order to avoid backup withholding of U.S. federal income tax on payments pursuant to the Offer, a U.S. Warrantholder tendering Warrants must, unless an exemption applies, provide the Corporation with such Warrantholder's TIN, certify under penalties of perjury that such TIN is correct, and provide certain other certifications by completing the IRS Form W‑9 included in this Letter of Transmittal. If a Warrantholder does not timely provide such Warrantholder's correct TIN or fails to provide the required certifications, the IRS may impose a penalty of U.S.$50 on such Warrantholder and payment to such Warrantholder pursuant to the Offer may be subject to backup withholding currently at a rate of 28%. All U.S. Warrantholders tendering Warrants pursuant to the Offer should complete and sign the IRS Form W‑9 to provide the information and certification necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to the Corporation).
Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained from the IRS by the Warrantholder by making a timely filing with the IRS.
The tendering Warrantholder is required to give the Corporation the TIN of the record holder of the Warrants. If the Warrants are held in more than one name or are not registered in the name of the actual owner, consult the “Part II. Certification” in the enclosed instructions to IRS Form W‑9 for additional guidance on which number to report. Certain Warrantholders (including, among others, corporations, individual retirement accounts and certain foreign individuals and entities) are not subject to backup withholding but may be required to provide evidence of their exemption from backup withholding. Exempt U.S. Warrantholders should indicate their exempt status on the IRS Form W‑9. See the enclosed IRS Form W‑9 and instructions for more information. Warrantholders are urged to consult their tax advisors to determine whether they are exempt from these backup withholding and reporting requirements.